                                                                    Exhibit 4(b)




                                AMERICAN GENERAL

                        AGENTS' AND MANAGERS' THRIFT PLAN





















                            July 1, 2001 Restatement
   (incorporating the January 1, 1997 Restatement and Amendments 1-6 thereto)
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                                TABLE OF CONTENTS

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                                                                            PAGE


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ARTICLE I - PURPOSE..........................................................1

ARTICLE II - DEFINITIONS.....................................................2
         2.1      Administrative Board.......................................2
         2.2      Base Pay...................................................2
         2.3      Beneficiary................................................2
         2.4      Board of Directors.........................................2
         2.5      Certified Public Accountant................................3
         2.6      Change Date................................................3
         2.7      Code.......................................................3
         2.8      Company....................................................3
         2.9      Company Stock..............................................3
         2.10     Controlled Entity..........................................3
         2.11     Effective Date.............................................3
         2.12     Employee...................................................3
         2.13     Employee Contribution Account..............................3
         2.14     Employer...................................................4
         2.15     Employer Contribution Account..............................4
         2.16     Employment Commencement Date...............................4
         2.17     Highly Compensated Participant.............................4
         2.18     Hour of Service............................................5
         2.19     Investment Funds...........................................5
         2.20     Leased Employee............................................5
         2.21     Long-Term Disability Program...............................5
         2.22     Nonforfeitable Interest....................................5
         2.23     Non-Highly Compensated Participant.........................5
         2.24     Normal Retirement Date.....................................6
         2.25     One-Year Break in Service..................................6
         2.26     Participant.  .............................................6
         2.27     Period of Separation.......................................6
         2.28     Period of Service..........................................6
         2.29     Period of Severance........................................7
         2.30     Plan.......................................................8
         2.31     Plan Administrator. .......................................8
         2.32     Plan Year..................................................8
         2.33     Prior Employee Contribution Account........................8
         2.34     Reemployed Individual......................................8
         2.35     Rollover Account...........................................9
         2.36     Rollover Contributions.....................................9
         2.37     Secretary..................................................9


                                       (i)
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

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         2.38     Stock Fund.......................................................9
         2.39     Total Disability.................................................9
         2.40     Transfer Date....................................................9
         2.41     Treasury Regulations.............................................9
         2.42     Trust............................................................9
         2.43     Trustee..........................................................9
         2.44     Trust Fund.......................................................9
         2.45     Withdrawal Date..................................................9


ARTICLE III - PARTICIPATION.......................................................10
         3.1      Service.........................................................10
         3.2      Reemployed Individuals..........................................10
         3.3      Participation...................................................10
         3.4      Independent Life Transferred Employee...........................10

ARTICLE IV - CONTRIBUTIONS AND ALLOCATIONS........................................11
         4.1      Employer Contributions..........................................11
         4.1a     Employer Safe Harbor Contributions..............................12
         4.2      Employee Contributions..........................................12
         4.3      Forfeitures.....................................................13
         4.4      Investment and Allocation of Contributions......................14
         4.5      Limitation on Allocation of Contributions and Forfeitures.......15
         4.6      Rollover Contributions..........................................18
         4.7      Voting, Tendering, and Exchanging of Company Stock.  ...........18
         4.8      Restrictions on Employee Contributions..........................19
         4.9      Restrictions on Employer Contributions..........................20
         4.10     Excess Contributions............................................20

ARTICLE V - VALUATION OF ACCOUNTS.................................................23

ARTICLE VI - VESTING..............................................................24
         6.1      Normal Retirement...............................................24
         6.2      Plan Termination, Partial Plan Termination, or Complete Plan
                  Discontinuance of Employer Contributions........................24
         6.3      Vesting of Employee Contributions...............................24
         6.4      Vesting of Employer Contributions...............................24
         6.5      Vesting After a Period of Severance.............................25
         6.6      Vesting Before a Period of Severance of Five Consecutive
                  One-Year Breaks in Service......................................25
         6.7      Election to Make a Withdrawal...................................25
         6.8      Transfer Between Plans..........................................25
         6.9      Independent Life Transferred Employee...........................25



                                      (ii)
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

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ARTICLE VII - BENEFITS.......................................................27
         7.1      Normal Retirement..........................................27
         7.2      Disability.................................................27
         7.3      Death......................................................27
         7.4      Termination of Service.....................................27
         7.5      Valuation Date to be Used..................................27
         7.6      Withdrawals................................................26
         7.7      Loans......................................................30

ARTICLE VIII - COMMENCEMENT OF BENEFITS......................................31
         8.1      Benefits After Normal Retirement Date.  ...................31
         8.2      Certain Benefits Before Normal Retirement Date.............31
         8.3      Termination of Service Before Normal Retirement Date.......31
         8.4      Commencement of Benefits...................................31

ARTICLE IX - DISTRIBUTION OF BENEFITS........................................33
         9.1      Mode of Benefit Payments.  ................................33
         9.2      Stock Certificates.........................................33
         9.3      Automatic Distributions....................................33
         9.4      Unclaimed Benefits.........................................34
         9.5      Direct Rollovers...........................................35

ARTICLE X - PLAN AMENDMENT AND TERMINATION...................................36
         10.1     Amendment of the Plan.  ...................................36
         10.2     Communication of Amendments................................36
         10.3     Termination or Discontinuance of Employer Contributions....36
         10.4     Acceptance or Rejection of Amendment Employers.............36
         10.5     Termination of the Plan by an Employer.....................37
         10.6     Notice of Terminating Employer.............................37

ARTICLE XI - ADMINISTRATION..................................................38
         11.1     Named Fiduciaries.  .......................................38
         11.2     Appointment of the Trustee.................................38
         11.3     Trustee's Powers and Duties................................38
         11.4     Administrative Expenses....................................38
         11.5     Plan Administrator's Powers and Duties.....................38
         11.6     Named Fiduciary's Powers and Duties........................40
         11.7     Allocation of Functions....................................40

ARTICLE XII - ADOPTION AND WITHDRAWAL........................................41
         12.1     Procedure for Adoption.....................................41
         12.2     Effect of Adoption.........................................41
         12.3     Withdrawal.................................................41



                                      (iii)
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ARTICLE XIII - MISCELLANEOUS...............................................................42
         13.1     Merger of this Plan with Another Plan....................................42
         13.2     Assignment and Alienation of Benefits....................................42
         13.3     Communication to Employees...............................................42
         13.4     Number and Gender........................................................42
         13.5     Construction.............................................................42
         13.6     Not a Contract of Employment.............................................43
         13.7     Indemnity................................................................43
         13.8     Change of Beneficiary....................................................43
         13.9     Applications to the Administrative Board.................................43
         13.10    Top-Heavy Rules..........................................................43
         13.11    Qualified Domestic Relations Orders......................................48
         13.12    Uniformed Services Employment and Reemployment Rights Act Requirements...50




                                      (iv)
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                                    ARTICLE I

                                     PURPOSE

         Effective July 1, 2001, American General Corporation adopts the restated Plan, as set forth herein, to replace the American General Agents' and Managers' Thrift Plan previously in effect.

         The Plan was originally established by American General Insurance Company for its agents and managers effective August 1, 1968. The Plan was restated in 1976, 1987, 1990, 1991 and 1997. American General Insurance Company was reorganized as a general business corporation named American General Corporation effective July 1, 1980.

         The Plan was instituted by the Company to encourage systematic savings and the accumulation of financial reserves by agents and managers of the Company and its subsidiaries, and to give agents and managers an opportunity to acquire an ownership interest in American General Corporation as well as enabling agents and managers to reap greater direct benefits from the Company's success. The Plan is carried out through agent and manager contributions deducted from the payroll on a pre-tax basis and contributions by the Company or its subsidiaries. Company contributions are invested in American General common stock purchased by a Trustee responsible for administering the Trust Fund. Agent and manager contributions are invested by the Trustee at each Participant's discretion in American General common stock or in other designated investment funds.

         The Plan and Trust are intended to meet the requirements of sections 401(a) and 501(a) of the Internal Revenue Code of 1986, as amended, and the requirements of the Employee Retirement Income Security Act of 1974, as amended.

         This Plan and the separate related Trust forming a part hereof are established and shall be maintained for the exclusive benefit of the eligible agents and managers of the Employers and their Beneficiaries. No part of the Trust Fund can ever revert to the Employers, except as provided in Article X, or be used for or diverted to purposes other than the exclusive benefit of the agents and managers of the Employers and their Beneficiaries.





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                                   ARTICLE II

                                   DEFINITIONS

         As used in this Plan, the following words and phrases shall have the meanings set forth below, unless the context clearly indicates otherwise.

         2.1 Administrative Board. A board composed of at least three Company officers or Employees appointed by the Board of Directors to administer the Plan, located at Company headquarters at 2929 Allen Parkway, Houston, Texas 77019.

         2.2 Base Pay. The compensation of the Employee as stated on Employer payroll records, such amount to exclude, however, any pay for overtime (which shall be deemed to refer as well to any shift differential payments), discretionary bonuses (which shall be deemed to refer as well to educational awards, educational reimbursements, instructor fees, referral awards, moving expenses, mortgage assistance, personal use of an Employer-owned vehicle, or workers' compensation payments), severance payments, and Employer contributions to this or any other deferred or noncash compensation program; provided, however, that any salary reduction amounts contributed on behalf of the Employee under a flexible benefits program pursuant to section 125 of the Code shall be included; and, provided, further, that salary reduction amounts contributed on behalf of the Employee under this Plan shall be included. Notwithstanding the foregoing, the Base Pay of any Employee taken into account under the Plan for any calendar year may not exceed $150,000 (with such amount to be adjusted automatically to reflect any cost-of-living increases authorized by section 401(a)(17) of the Code).

         2.3      Beneficiary.

                  (A)      The Beneficiary of a Participant shall be:

                           (1) the surviving spouse, if any, of the Participant;
                  or

                           (2) if there is no surviving spouse, or if the
                  surviving spouse has executed a consent in accordance with Subsection 2.3(B), the person or persons designated in writing by the Participant; or

                           (3) if there are no persons described in the
                  preceding Subsections living at the date of the Participant's death, the Participant's estate.

                  (B) The consent referred to in Subsection 2.3(A)(2) must be in writing, must acknowledge the effect of the Participant's designation of a person, other than the spouse, to receive the Participant's Nonforfeitable Interest upon the Participant's death, and must be witnessed by a Plan representative or a notary public.

         2.4      Board of Directors.  The Board of Directors of the Company.


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
         2.5      Certified Public Accountant.


                  (A) A person who is a certified public accountant, certified by a regulatory authority of a state;


                  (B) a person who is a licensed public accountant, licensed by a regulatory authority of a state; or

                  (C) a person certified by the Secretary of Labor as a qualified public accountant.

         2.6 Change Date. The first day of any pay period as designated by a Participant.

         2.7 Code. The Internal Revenue Code of 1986, as amended from time to time.

         2.8      Company.  American General Corporation and its successors.

         2.9      Company Stock.  The common stock of the Company.

         2.10 Controlled Entity. A corporation or other trade or business which is not an Employer hereunder, but which, together with an Employer, is "under common control" within the meaning of section 1.414(c)-2 of the Treasury Regulations.

         2.11 Effective Date. July 1,2001, as to this amendment and restatement of the Plan.

         2.12 Employee. An individual performing services for an Employer as a Career Agent (sometimes known as a Sales Employee, Home Service Representative, Sales Representative, Field Representative, Agent or Home Service Agent, or Sales or District Manager), as a Full-Time Life Insurance Agent, or as any other field representative with a Flexi-Master Contract, provided that the holder of a Flexi-Master Contract is deemed to be an employee under section 7701(a)(20) of the Code, excluding, however, any such individual whose terms and conditions of employment are governed by a collective bargaining agreement, unless such agreement provides for his coverage under the Plan. Such term shall not include leased employees.

         2.13 Employee Contribution Account. A separate account maintained for each Participant to which both basic and additional Employee contributions made on behalf of the Participant, and earnings and investment gains thereon, are credited, and which is invested in any of the separate investment funds.

         2.14 Employer. The Company and any other corporation which shall adopt this Plan pursuant to Article XII, and the successor, if any, to such corporation.

         2.15 Employer Contribution Account. A separate account maintained for a Participant consisting of cash, dividends payable, and Company Stock purchased by Employer contributions


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
and reinvested dividends, and which may be invested in any of the Investment Funds after the Participant attains age sixty.

         2.16 Employment Commencement Date. The date on which an Employee first performs an Hour of Service.

         2.17 Highly Compensated Participant. Each Participant or Former Participant who is an Employee who performs services during the Plan Year for which the determination of who is highly compensated is being made (the 'Determination Year') and who:

                  (A) is a five-percent owner of the Employer (within the meaning of section 416(i)(1)(A)(iii) of the Code) at any time during the Determination Year or the twelve-month period immediately preceding the Determination Year (the 'Look-Back Year'); or

                  (B)      For the Look-Back Year:

                           (i) receives compensation (within the meaning of section 414(q)(4) of the Code;
                                   'compensation' for purposes of this
                                   Paragraph) in excess of $80,000 (with such amount to be adjusted automatically to reflect any cost-of-living adjust adjustments authorized by section 414(q)(1) of the Code) during the Look-Back Year; and

                           (ii) if the Administrative Board elects the application of this clause for such Look-Back Year, is a member of the top 20% of Employees for the Look-Back Year (other than Employees described in section 414(q)(5) of the Code) ranked on the basis of compensation received during the year.

                  For purposes of the preceding sentence, (i) all employers aggregated with the Employer under section 414(b), (c), (m), or (o) of the Code shall be treated as a single employer, (ii) a former Employee who had a separation year (generally, the Determination Year such Employee separates from service) prior to the Determination Year and who was an active Highly Compensated Participant for either such separation year or any Determination Year ending on or after such Employee's fifty-fifth birthday shall be deemed to be a Highly Compensated Participant, and (ii) the Committee may elect, in accordance with the provisions of applicable Treasury regulations, rulings and notices, to make the Look-Back Year calculation for a Determination Year on the basis of the calendar year ending with or within the applicable Determination Year (or, in the case of a Determination Year that is shorter than twelve months, the calendar year ending with or within the twelve- month period ending with the end of the applicable Determination Year). To the extent that the provisions of this Paragraph are inconsistent or conflict with the definition of a 'highly compensated employee' set forth in section 414(q) of the Code and the Treasury regulations thereunder, the relevant terms and provisions of section 414(q) of the Code and the Treasury regulations thereunder shall govern and control.

         2.18 Hour of Service. An Hour of Service is each hour for which an Employee is directly or indirectly paid, or entitled to payment, by the Employer or a Controlled Entity for the performance of duties or for reasons other than the performance of duties. Such Hours of Service shall be credited to the Employee for the period in which such duties were performed or in which occurred the period during which no duties were performed. An Hour of Service also includes each hour, not credited above, for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by the Employer or a Controlled Entity. These Hours of Service shall be credited to the Employee for the period to which the award or agreement pertains rather than the period in which the award, agreement or payment is made. The number of Hours of Service to be credited to an Employee for any period shall be governed by section 2530.200b-2(b) and (c) of the Labor Department Regulations relating to the Employee Retirement Income Security Act of 1974, as amended.

         2.19 Investment Funds. Investment funds made available from time to time for the investment of plan assets as described in Article IV.

         2.20 Leased Employee. Each person who is not an employee of the Employer or a Controlled Entity but who performs services for the Employer or a Controlled Entity pursuant to an agreement (oral or written) between the Employer or a Controlled Entity and any leasing organization, provided that such person has performed such services for the Employer or a Controlled Entity or for related persons (within the meaning of section 144(a)(3) of the Code) on a substantially full-time basis for a period of at least one year and such services are performed under primary direction or control by the Employer or a Controlled Entity.

         2.21 Long-Term Disability Program. The American General Long-Term Disability Plan for Employees, the American General Long-Term Disability Plan for Executives, the American General Life and Accident Sales Employees' Non-Occupational Disability Income Plan, and any workers' compensation plan, program, or fund sponsored, maintained, or paid into by the Company or the other Employers for the benefit of its Employees and Career Agents, whichever may be applicable to the Participant at the relevant time.

         2.22 Nonforfeitable Interest. The unconditional and legally enforceable right to which the Participant or Beneficiary (whichever is applicable) is entitled in the Participant's entire Employee Contribution Account balance and entire Prior Employee Contribution Account balance and in the percentage of the Participant's Employer Contribution Account balance which has vested pursuant to
Article VI.

         2.23 Non-Highly Compensated Participant. "Non-Highly Compensated Participant" shall mean any Participant or former Participant who is not a Highly Compensated Participant.

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         2.24 Normal Retirement Date. The first day of the month coincident with or next following a Participant's 65th birthday.

         2.25     One-Year Break in Service.

                  (A) A 12-consecutive-month Period of Severance during which an Employee does not perform at least one hour of service.

                  (B) Solely for the purpose of determining whether or not a Participant has a One-Year Break in Service, the Plan shall treat as an hour of service each hour of service which would otherwise have been credited to the Participant but for an absence beginning on or after January 1, 1985, for one of the following reasons:

                          (1) pregnancy of the Participant;

                          (2) birth of a child of the Participant;

                          (3) placement of a child with the Participant in
             connection with an adoption proceeding; or

                          (4) caring for the child immediately following such
             birth or placement.

                  If those hours cannot be determined, the Plan shall treat eight hours per day of such absence as hours of service. The hours to be treated as hours of service because of such absence shall not exceed 501.

                  The hours required to be credited under (1)-(4) of this Subsection 2.24(B) shall be credited in the year in which such absence begins if it is necessary to prevent a break in service in that year; otherwise such hours shall be credited to the succeeding year.

                  No credit shall be given under this Subsection 2.24(B) unless the Employee furnishes to the Committee such information as it may reasonably require to establish that the absence is for one of the reasons listed in
(1)-(4) of this Subsection 2.24(B), and to establish the number of days of such absence.

         2.26 Participant. An Employee who satisfies the eligibility requirements of Article III and has enrolled in the Plan.

         2.27 Period of Separation. A period of time commencing with the date an Employee separates from service and ending with the date such Employee resumes employment with the Employer.

         2.28 Period of Service. For purposes of determining an Employee's initial or continued eligibility to participate in the Plan or the vested interest in such individual's Employer Contribution

Account, an Employee shall be credited for the time period commencing with his Employment Commencement Date, including years of service with the Employer in a category of Employees excluded from the Plan, and ending on the date his Period of Severance begins. A Period of Service for these purposes includes a Period of Separation of less than 12 consecutive months. In the case of an Employee who separates from service and later resumes employment with the Employer, the Period of Service prior to resumption of employment shall be aggregated only if such Employee is a Reemployed Individual.

         In the case of a person who becomes an Employee, after being a "leased employee" under section 414(n) of the Code, the Employment Commencement Date will be deemed to be the date such Employee first performed services for the Employer as a "leased employee" or such other date as required by Treasury Regulations.

         For purposes of determining a Period of Service, the following periods will be disregarded:

                  (A) Periods of Service prior to September 30, 1991, which would not have been credited under the rules of the previous plan or its amendments or a predecessor plan. Such periods shall be determined according to provisions of the previous plan or predecessor plan, including rules which require minimum hours or other length of service or contributions by Participants;

                  (B) Periods of Service prior to the date the Employer adopts this Plan or a predecessor plan; and

                  (C) Periods of Service in which an Employee declined to contribute to the Plan or a predecessor plan prior to the date such Employee first commences participation in the Plan.

         It is specifically provided that for purposes of determining Period of Service, service with a Controlled Entity shall be included.

         2.29 Period of Severance. A period of time commencing with the earlier of:

                  (A) the date an Employee separates from service by reason of quitting, retirement, death, or discharge; or

                  (B) the date 12 months after the date an Employee separates from service, including severance for reasons other than quitting, retirement, death, or discharge; and ending, in the case of an Employee who separates from service by reason other than death, with the date such Employee resumes employment with the Employer.

                  (C) An absence beginning on or after January 1, 1985, because of:

                           (1) pregnancy of the Participant;

                           (2) birth of a child of the Participant;

                           (3) placement of a child with the Participant in
                  connection with an adoption proceeding; or

                           (4) caring for the child immediately following such
                  birth or placement;

shall not be considered a Period of Severance except as permitted by Treasury Regulations.

                  (D) In order for the preceding Subsection 2.28(C) to apply, a Participant must furnish to the Administrative Board such information as it may reasonably require to establish that the absence is for one of the reasons listed in (1)-(4) of the preceding Subsection 2.28(C), and to establish the number of days of such absence.

         2.30 Plan. This document, the provisions of the Trust agreement, and any amendments to either.

         2.31 Plan Administrator. The Administrative Board unless and until it designates such other person or persons. A member of the Administrative Board may resign or may be replaced by the Board of Directors at any time. No bond or other security shall be required of any member of the Administrative Board unless otherwise required by law.

         2.32 Plan Year. The 12-month period beginning January 1 and ending December 31.

         2.33 Prior Employee Contribution Account. A separate account maintained for each Participant who made Employee contributions to the Plan prior to September 30, 1991, to which such Employee contributions, and earnings and investment gains thereon, are credited, and which is invested in any of the separate investment funds.

         2.34 Reemployed Individual. A person who, after having separated from service, resumes employment:

                  (A) with a Nonforfeitable Interest in such individual's Employer Contribution Account; or

                  (B) with no such Nonforfeitable Interest, and who resumes employment either (1) before a One-Year Break in Service or (2) after a One-Year Break in Service but before the latest Period of Severance equals or exceeds the greater of (a) such individual's Period of Service or (b) five consecutive years of a Period of Service.

         2.35 Rollover Account. An separate account maintained for each Participant who has made Rollover Contributions pursuant to Section 4.6 to which such Rollover Contributions and earnings and investment gains thereon, are credited, and which is invested any of the separate Investment Funds.

         2.36    Contributions made by an Employee pursuant to Section 4.6.

         2.37    Secretary.  The Secretary of the Treasury of the United States.

         2.38 Stock Fund. The separate investment fund forming a part of the Trust which is invested in, or held for investment in, Company Stock. Dividends applicable to Company Stock will be applied to the purchase of additional Company Stock.

         2.39 Total Disability. The definition of disability as used under the Company's Long Term Disability Program as in effect at the inception of the Participant's disability, respecting the applicable plan, program, or fund pursuant to which the Participant is entitled to receive disability benefits.

         2.40 Transfer Date. The first date on which the New York Stock Exchange is open for business coinciding with or next following receipt by the Plan Administrator of a transfer request from the Participant in accordance with the procedures established from time to time by the Administrative Board.

         2.41 Treasury Regulations. Regulations issued from time to time by the Secretary or the Secretary's delegate.

         2.42 Trust. The agreement between the Trustee and the Employer entered into for the purpose of holding, managing, and administering all property held by the Trustee for the exclusive benefit of the Participants and their Beneficiaries.

         2.43 Trustee. The person designated by the Company pursuant to Section
11.2 and in accordance with the Trust agreement, and any successor who is appointed pursuant to the terms of that Section.

         2.44 Trust Fund. All assets held by the Trustee pursuant to the terms of this Plan.

         2.45 Withdrawal Date. The first date on which the New York Stock Exchange is open for business coinciding with or next following receipt by the Plan Administrator of a withdrawal request from the Participant in accordance with the procedures established from time to time by the Administrative Board.

                                   ARTICLE III

                                  PARTICIPATION

         3.1 Eligibility. An Employee shall be eligible to participate in this Plan upon the lapse of thirty days from the Employee's Employment Commencement Date.

         3.2 Reemployed Individuals. A Reemployed Individual is eligible to participate in the Plan on the later of the date of reemployment by the Employer or the date described in Section 3.1.

          3.3 Participation. Participation in the Plan shall commence as soon as administratively feasible following the date the eligibility requirement is satisfied, provided the Administrative Board has received a properly completed enrollment in accordance with the procedures established from time to time by the Administrative Board. A Reemployed Individual who was previously a Participant may recommence participation on the date of reemployment, provided such Participant again enrolls in the Plan in accordance with the procedures established from time to time by the Administrative Board on or prior to that date.

          3.4 Independent Life Transferred Employee. A Transferred Employee is an Employee who was an employee of Independent Life and Accident Insurance Company on the day preceding his employment by the Employer. For purposes of meeting the one-year Period of Service requirement for participation in this Plan, a Transferred Employee will receive credit for full and partial years of credited service under the American General Invest Plan (formerly the Independent Life INVEST Plan).

                                   ARTICLE IV

                          CONTRIBUTIONS AND ALLOCATIONS

          4.1 Employer Contributions. Simultaneously with basic Employee contributions, the Employer will make a contribution out of current or accumulated earnings, subject to the limits of Section 4.5, to the Employer Contribution Account of each Participant. The Employer's contribution to the Employer Contribution Account of each Participant will equal 331/3% of the Participant's basic Employee contribution as described in Section 4.2(A).

          If any Employer is prevented from making a contribution which it would otherwise have made because of inadequate current or accumulated earnings, then the amount of the contribution which such Employer was prevented from making shall be made for the benefit of the Employees of such Employer by the remaining Employers as follows:

                 (A) if the Employer files a consolidated income tax return with the Company for that year for Federal income tax purposes, then such contribution shall be made in such proportions as the Company shall specify; or

                 (B) if no consolidated income tax return is filed by the Employer with the Company for that year for Federal income tax purposes, each remaining Employer not so prevented from making a contribution shall make a supplemental contribution. Such contribution shall be in an amount equal to that portion of its total current income and accumulated earnings which the total contributions that one or more Employers were so prevented from making bears to the total current and accumulated earnings of all Employers having current or accumulated earnings. As used in the preceding sentence, total current income and accumulated earnings are calculated after deducting contributions which would have been without considering the additional supplemental contributions permitted by this Subsection (B).

          If any Employer is prevented from making a contribution which it would otherwise have made, and part or all of such contribution is made by one or more other Employers, contributions so made shall be deductible for Federal income tax purposes by the Employer or Employers making such contributions. For the purpose of determining amounts which may be carried forward and deducted in succeeding taxable years, contributions shall be deemed to have been made by the Employer(s) on behalf of whom such contributions were made.

          Notwithstanding anything to the contrary herein, the Company's contributions are contingent upon the deductibility of such contributions under section 404 of the Code. To the extent that a deduction for contributions is disallowed, such contributions may be returned within one year after the date of disallowance. Finally, if Company contributions are made under a mistake of fact, such contributions may be returned to the Company within one year after the payment thereof.

          4.1a Employer Safe Harbor Contributions. In addition to the Employer contributions made pursuant to Section 4.1, for each Plan Year, the Employer, in its discretion, may contribute to the Plan as a "safe harbor contribution' for such Plan Year out of current or accumulated earning the amounts necessary to cause the Plan to satisfy the restrictions set forth in Section 4.8 (with respect to certain restrictions on Employee contributions) and Section 4.9 ( with respect to certain restrictions on Employer contributions). Amounts contributed in order to satisfy the restrictions set forth in Section 4.8 shall be considered "qualified matching contributions" (within the meaning of Treasury regulation Section 1.401(k)-1(g)(13) for purposes of such Section, and amounts contributed in order to satisfy the restrictions set forth in Section 4.9 shall be considered Employer contributions in accordance with the provisions of
Section 4.1.

          4.2    Employee Contributions.

                 (A) Basic Contributions. As a condition of participation in the Plan, a Participant must elect to have a basic Employee contribution made on his behalf for a Plan Year by entering into a salary reduction agreement wherein the Participant elects to defer 3% of Base Pay for future pay periods and have the Employer contribute the amount so deferred to the Plan.

                 (B) Additional Contributions. Each Participant who is having a basic Employee contribution made to the Plan on his behalf may also elect to have an additional contribution made on his behalf for a Plan Year by entering into a salary reduction agreement wherein the Participant elects to defer an integral percentage of from 1% to 13% of Base Pay for future pay periods and have the Employer contribute the amount so deferred to the Plan. Notwithstanding the foregoing, Highly Compensated Participants shall not be allowed to make additional Employee contributions if such contributions will adversely affect the restrictions under Section 4.8 of the Plan. The above restriction shall apply to Highly Compensated Participants, not heretofore considered to be highly compensated, as of the first day of the first pay period commencing after the determination that the Participants are considered to be highly compensated.

                 (C) Procedures. Base Pay for a Plan Year not so deferred as provided in Subsections (A) and (B) above shall be received by each such Participant in Cash. The reduction in a Participant's Base Pay for a Plan Year pursuant to such election under a salary reduction agreement shall be effected by payroll deductions each period within such Plan Year following the effective date of such agreement and will change automatically to reflect changes in Base Pay.

                  A Participant's salary reduction agreement shall remain in force and effect for all periods following the date of its execution until changed or suspended or until such Participant terminates his employment.

                  A Participant who has elected to have Employee contributions made to the Plan on his behalf may change his Employee contribution election (within the limitations described in Subsections (A) and (B) above), effective as of any Change Date, by communicating his new deferral election to his Employer in the manner and within the time period prescribed by the Administrative Board.

                  A Participant may cancel his Employee contribution election, effective as any Change Date, by communicating such cancellation to his Employer in the manner and within the time period prescribed by the Administrative Board. A Participant who so cancels his deferral election may resume deferrals, effective as of any Change Date, by communicating his new Employee contribution election to his Employer in the manner and within the time period prescribed by the Administrative Board.

Employee contributions shall be automatically suspended during periods of unpaid military leave or during a period of unpaid authorized leave of absence granted pursuant to a nondiscriminatory leave of absence program established by the Employer, but such Employee contributions shall automatically resume upon the Employee's return to active work.

                 (D) Basic and additional Employee contributions shall be contributed by the Employer to the Plan out of current or accumulated earnings as soon as administratively practicable each payroll period.

                 (E) Prior Employee Contributions. Basic and additional Employee contributions made by Participants on an after-tax basis prior to September 30, 1991, shall no longer be permitted. Such Employee contributions shall be held, maintained and administered in each such Participant's Prior Employee Contribution Account in accordance with the provisions of the Plan.

          4.3 Forfeitures. Notwithstanding any provisions to the contrary, if a Participant whose Nonforfeitable Interest is less than 100% of such individual's Employer Contribution Account terminates employment or withdraws from participation and receives a distribution from such account, a separate account shall be established for such Participant's interest in the Plan as of the time of the distribution. At any relevant time prior to incurring a Period of Severance equal to at least five consecutive One-Year Breaks in Service, such Participant's nonforfeitable portion of such separate account shall be determined in accordance with the following formula:

                         X = P (AB + (R x D)) - (R x D).

          For purposes of applying the formula: "X" is the nonforfeitable portion of such separate account at the relevant time; "P" is the Participant's Nonforfeitable Interest at the relevant time; "AB" is the balance of such separate account at the relevant time; "R" is the ratio of the balance of such separate account at the relevant time to the balance immediately after the distribution; and "D" is the amount of the distribution.

          Upon incurring a Period of Severance equal to at least five consecutive One-Year Breaks in Service, the forfeitable portion of a terminated Participant's account shall be forfeited and such forfeiture shall be available to reduce future Employer contributions.

          Any Participant who terminates employment with an Employer on or after December 1, 1988, shall forfeit the forfeitable portion of such Participant's account on the earlier of (A) the distribution of the entire nonforfeitable portion of such Participant's account or (B) upon incurring a Period of Severance equal to at least five consecutive One-Year Breaks in Service.

          Notwithstanding the preceding paragraph, if any former Participant shall be reemployed by an Employer before a Period of Severance equal to five consecutive One-Year Breaks in Service, and such former Participant had received a distribution of the entire vested interest prior to reemployment, such Participant's forfeited account shall be reinstated only if the full amount distributed to such individual is repaid before the earlier of (A) five years after the first date on which the Participant is subsequently reemployed by the Employer, or (B) the close of the first period of five consecutive One-Year Breaks in Service commencing after the distribution. In the event the former Participant does repay the full amount distributed, the undistributed portion of the Participant's account must be restored in full, unadjusted by any gains or losses occurring subsequent to the distribution.

         4.4 Investment and Allocation of Contributions. Contributions will be deposited promptly with the Trustee for investment as follows:

                 (A) Employer Contribution Account. Employer contributions shall be invested in, or held for investment in, the Stock Fund by the Trustee. The Administrative Board will make a monthly allocation of shares of Company Stock purchased with Employer contributions to each Participant's Employer Contribution Account. Notwithstanding the foregoing, upon attainment of age 60, a Participant may elect to have his Employer Contribution Account invested in, or held for investment in, any one or more of the Stock Fund or other Investment Funds, in such increments as the Administrative Board may prescribe.

                 (B) Employee Contribution Account. Basic and additional Employee contributions shall be allocated to a Participant's Employee Contribution Account and shall be invested in, or held for investment in, any one or more of the Stock Fund or other Investment Funds, in such increments as the Administrative Board may prescribe, pursuant to a Participant's designation.

                 (C) Prior Employee Contribution Account. Employee contributions made prior to June 29, 1991, and allocated to a Participant's Prior Employee Contribution Account shall be invested in, or held for investment in, any one or more of the Stock Fund or other Investment Funds, in such increments as the Administrative Board may prescribe, pursuant to a Participant's designation.

                 (D) Rollover Account. Rollover Contributions shall be allocated to a Participant's Rollover Contribution Account and shall be invested in, or held for investment in, any one or more of the Stock Fund or other Investment Funds, in such increments as the Administrative Board may prescribe, pursuant to a Participant's designation.

                 (E) Investment Designations and Transfers. A Participant may change the investment for subsequent Employee contributions. Any such change shall be made as of the first date on which the New York Stock Exchange is open for business coinciding with or next following receipt by the Plan Administrator of a properly completed change request from the Participant in accordance with procedures established by the Administrative Board, and the frequency of such changes may be limited by the Administrative Board.

                 As of any Transfer Date, a Participant may transfer any part, in such increments as the Administrative Board may prescribe, or all of the amounts in such Participant's (1) Employee Contribution Account, (2) Prior Employee Contribution Account, (3) Rollover Contribution Account and (4) Employer Contribution Account following a Participant's 60th birthday among the separate investment funds.

                 If a separate investment fund is eliminated as an available investment option under the Plan, the American General Corporation Personnel Policy Committee upon recommendation by the Administrative Board shall designate an appropriate default separate investment fund for such eliminated separate investment fund in the event one or more substitute separate investment funds are not timely designated by a Participant.


          4.5    Limitation on Allocation of Contributions and Forfeitures.

                 (A) Contrary Plan provisions notwithstanding, the Annual Additions allocated to a Participant's accounts for any Limitation Year shall be limited to the Maximum Annual Additions for such Participant for such year.

                 If as a result of allocation of forfeitures, a reasonable error in estimating a Participant's Base Pay, or because of other limited facts and circumstances, the Annual Additions which would be credited to a Participant's accounts for a Limitation Year would nonetheless exceed the Maximum Annual Additions for such Participant for such year, the excess Annual Additions which, but for this Section 4.5, would have been allocated to such Participant's Employee Contribution Account shall, to the extent possible, first be reduced by returning to such Participant the additional Employee contributions which are considered in determining such Participant's Annual Additions. Next, excess Annual Additions in the form of Employer contributions and forfeitures which, but for this Section, would have been allocated to such Participant's Employer Contribution Account shall be allocated instead to a suspense account, and shall be used to reduce Employer contributions in the same manner as a forfeiture. Any remaining excess Annual Additions in the form of basic Employee contributions which, but for this Section, would have been allocated to such Participant's Employee Contribution Account shall be returned to such Participant. If a suspense account is in existence at any time during a Limitation Year pursuant to this Subsection (A), it will not participate in allocations of the net income (or net loss) of the Trust Fund.

                 Employee contribution elections of affected Participants pursuant to Section 4.2 may be revised prospectively by the Administrative Board on a temporary basis to the extent necessary to meet such limitations in the manner described in Section 4.8(C).

                 For purposes of determining whether such Participant's Maximum Annual Additions exceed the limitations herein provided, all defined contribution plans of the Employer are to be treated as one defined contribution plan. In addition, all defined contribution plans of Controlled Entities shall be aggregated for this purpose. For purposes of this paragraph only, a "Controlled Entity" shall be determined by application of a 50% control standard in lieu of an 80% control standard.

In the case of a Participant who also participated in a defined benefit plan of the Employer or a Controlled Entity (as defined in the immediately preceding paragraph), the Employer shall reduce the Annual Additions credited to the Accounts of such Participant under this Plan pursuant to the provisions of this
Section 4.5(A) to the extent necessary to prevent the limitation set forth in section 415(e) of the Code from being exceeded. Notwithstanding the foregoing, the provisions of this Paragraph shall apply only if such defined benefit plan does not provide for a reduction of benefits thereunder to ensure that the limitation set forth in section 415(e) of the Code is not exceeded. Further, this Paragraph shall not apply for Limitation Years beginning after December 31, 1999.

                 (B) For purposes of this Section 4.5, the following terms and phrases shall have these respective meanings.

                  (1) "Limitation Year" shall mean the calendar year.

                  (2) "Remuneration" with respect to a Participant's Limitation Year shall mean:

                           (a) the Participant's wages, salaries, fees for
                 professional services, and other amounts received for personal services actually rendered in the course of employment with an Employer maintaining the Plan (including, but not limited to, commissions paid to sales personnel, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, and bonuses);

                           (b) in the case of a Participant who is an employee
                 within the meaning of section 401(c)(1) of the Code and the regulations thereunder, the Participant's earned income (as described in section 401(c)(2) of the Code and the regulations thereunder);

                           (c) for purposes of Subsection 4.5(B)(2)(a) and (b),
                 earned income from sources outside the United States (as defined in section 911(b) of the Code), whether or not excludable from gross income under section 911 of the Code or deductible under section 913 of the Code;

                           (d) amounts described in sections 104(a)(3), 105(a),
                  and 105(h) of the Code, but only to the extent that these amounts are includable in the gross income of the Employee;

                           (e) amounts described in section 105(d) of the Code,
                  whether or not these amounts are excludable from the gross income of the Employee under that section; and

                           (f) amounts paid or reimbursed by the Employer for
                 moving expenses incurred by an Employee, but only to the extent that these amounts are not deductible by the Employee under section 217 of the Code.

                  (3) Participant's Remuneration for a Limitation Year shall not include:

                           (a) contributions made by the Employer to a plan of
                 deferred compensation to the extent that, before application of the limitations imposed under section 415 of the Code with respect to such plan, the contributions are not includable in the gross income of the Participant for the year in which contributed (except as to elective deferrals to a qualified plan described in section 401(k) of the Code or to a tax-sheltered annuity plan described in section 403(b) of the Code, and except as to elective contributions to a deferred compensation plan described in section 457 of the Code or to a cafeteria plan described in section 125 of the Code), Employer contributions made on behalf of a Participant to a simplified employee pension plan described in section 408(k) of the Code to the extent deductible by the Employee under section 219(b)(7) of the Code, and distributions from a plan of deferred compensation other than an unfunded non-qualified plan;

                           (b) amounts realized from the exercise of a
                 non-qualified stock option, or when restricted stock (or property) either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

                           (c) amounts realized from the sale, exchange, or
                  other disposition of stock acquired under a qualified or incentive stock option; or

                           (d) other amounts which receive special tax benefits,
                 such as premiums for group term life insurance to the extent not includable in the gross income of the Participant.

                 (4) "Annual Additions" of a Participant, for any Limitation Year, shall mean the total (a) of the Employer contributions and forfeitures allocated to such Employee's accounts under the Plan for such year and (b) the amount of such Participant's Employee contributions to the Plan (excluding any Rollover Contributions).

                 (5) "Maximum Annual Additions" of a Participant for any Limitation Year shall mean the lesser of $30,000 or 25%, of such Participant's Remuneration during such year; provided, however, that the $30,000 limitation shall be adjusted automatically to reflect any cost-of-living adjustments authorized by the Code or Treasury Regulations.

          4.6 Rollover Contributions. (A) Qualified Rollover Contributions may be made to the Plan by any Employee of amounts received by such Employee from certain individual retirement accounts or annuities or from an employees' trust described in section 401(a) of the Code, which is exempt from tax under section 501(a) of the Code, but only if any such Rollover Contribution is made pursuant to and in accordance with applicable provisions of the Code and Treasury regulations promulgated thereunder. A Rollover Contribution of amounts that are "eligible rollover distributions" within the meaning of section 402(f)(2)(A) of the Code may be made to the Plan irrespective of whether such eligible rollover distribution was paid to the Employee or paid to the Plan as a "direct" Rollover Contribution. A direct Rollover Contribution to the Plan may be effectuated only by wire transfer directed to the Trustee or by issuance of a check made payable to the Trustee, which is negotiable only by the Trustee and which identifies the Employee for whose benefit the Rollover Contribution is being made. Any Employee desiring to effect a Rollover Contribution to the Plan must complete a rollover request in accordance with the procedures established from time to time by the Administrative Board. The Administrative Board may require as a condition to accepting any Rollover Contribution that such Employee furnish any evidence that the Administrative Board in its discretion deems satisfactory to establish that the proposed Rollover Contribution is in fact eligible for rollover to the Plan and is made pursuant to and in accordance with applicable provisions of the Code and Treasury regulations. All Rollover Contributions to the Plan must be made in cash. A Rollover Contribution shall be credited to the Rollover Account of the Employee for whose benefit such Rollover Contribution is being made as soon as administratively feasible. (B) An Employee who has made a Rollover Contribution in accordance with this Section, but who has not otherwise become a Participant in the Plan in accordance with Article III, shall become a Participant coincident with such Rollover Contribution; provided, however, that such Participant shall not have a right to defer Base Pay or have Employer Contributions made on his behalf until he has otherwise satisfied the requirements imposed by Article III.


          4.7 Voting, Tendering, and Exchanging of Company Stock.
Notwithstanding any provisions herein to the contrary, the following provisions shall govern with respect to the voting, tendering, exchanging and other rights concerning Company Stock:

                 (A) Notice. At the time of mailing to shareholders of the notice of any shareholders' meeting of the Company, or any notice of a tender or exchange offer for Company Stock or notice by the Company of any other action with respect to Company Stock, the Company shall use its reasonable best efforts to cause to be delivered to each Participant and former Participant (whose account has allocated to it any shares of Company Stock) such notices and informational statements as are furnished to the Company's shareholders in respect of the exercise of voting, tendering, exchanging, or other rights, together with forms by which the Participant or former Participant may instruct the Trustee, or revoke such instructions, with respect to the exercise of voting, tendering, exchanging, or other rights applicable to shares of Company Stock credited to such account.

                 (B) Voting. Every Participant or former Participant (whose account has allocated to it any shares of Company Stock) shall have the right to direct the Trustee with respect to voting Company Stock allocated (or allocable) to such accounts, and the Trustee shall vote such allocated shares as directed. All of the shares of Company Stock for which no voting instructions are received shall be voted by the Trustee in a uniform manner as a single block in accordance with the instructions received with respect to a majority of such shares for which instructions are received.

                 (C) Tendering and Exchanging. In the event of a tender or exchange offer, every Participant or former Participant (whose account has allocated to it any shares of Company Stock) shall have the right to direct the Trustee whether to accept or decline the offer with respect to Company Stock allocated (or allocable) to such accounts, and the Trustee shall take such actions as directed. All of the shares of Company Stock for which no instructions are received with respect to tender offer or exchange rights shall not be tendered or exchanged by the Trustee.

          4.8    Restrictions on Employee Contributions.

                 (A) In restriction of the Participants' Employee contribution elections provided in Section 4.2, the Employee contributions on behalf of any Participant for any calendar year shall not exceed $7,000 (with such amount to be adjusted automatically to reflect any cost- of-living adjustments authorized by section 402(g)(5) of the Code), reduced by any "excess deferrals" from other plans allocated to the Plan by March 1 of the next following calendar year within the meaning of, and pursuant to the provisions of, section 402(g)(2) of the Code.

                 (B) In further restriction of the Participants' Employee contribution elections provided in Section 4.2, it is specifically provided that one of the "actual deferral percentage" tests set forth in section 401(k)(3) of the Code and the Treasury Regulations thereunder must be met in each Plan Year. Such testing shall utilize the current year testing method as such term is defined in Internal Revenue Service Notice 98-1. For purposes of administering the tests described in this Section and to the extent permitted under section 414(s) of the Code and the Treasury Regulations thereunder, the Administrative Board shall include in a Participant's compensation all Employee contributions made by the Employer on behalf of such Participant that are not includible in the gross income of such Participant by reason of sections 125, 402(a)(8) or 402(h) of the Code.

                 (C) If the restrictions set forth in Subsection (B) above would not otherwise be met for any Plan Year, the Employee contribution elections made pursuant to Section 4.2 of all Participants who are Highly-Compensated Participants shall be revised by the Administrative Board on a temporary basis to the extent necessary to meet such restrictions. Any reduction of amounts to be deferred by Participants who are Highly-Compensated Participants shall be applied by first reducing on an equal basis Employee contribution elections of 16%, then reducing on an equal basis Employee contribution elections of 15% and continuing in such manner until the restrictions set forth in Subsection (B) above are met. A Participant whose Employee contribution election percentage has been reduced pursuant to this Subsection shall be notified of such reduction in writing by the Administrative Board. The intent of the foregoing provision is to effect a prospective reduction in a Participant's Employee contribution election percentage. If the Administrative Board temporarily reduces Participants' Employee contribution elections pursuant to this Subsection and subsequently determines at any time that, on a projected basis for such Plan Year, such Participants' Employee contribution elections, as originally made, may be wholly or partially restored, the Administrative Board shall increase the Employee contribution elections of such Participants in the same manner as such Employee contribution elections were reduced to the extent consistent with meeting the restrictions referred to in the first sentence of this Subsection as of the last day of such Plan Year.

          4.9 Restrictions on Employer Contributions. In restriction of the Employer contributions provided in Section 4.1, it is specifically provided that one of the "actual contribution percentage" tests set forth in section 401(m) of the Code and the Treasury Regulations thereunder must be met in each Plan Year. Such testing shall utilize the current year testing method as such term is defined in Internal Revenue Service Notice 98-1. The Administrative Board may elect, in accordance with applicable Treasury Regulations, to treat Employee contributions to the Plan as Employer contributions for purposes of meeting this requirement.

          In further restriction of the Employer contributions provided in
Section 4.1, it is specifically provided that the "multiple use of alternative limitation" tests set forth in Treasury Regulation section 1.401(m)-2(b) must be met in each Plan Year. Such tests will be met by reduction of the actual contribution percentage with respect to all Highly Compensated Participants under the Plan, in the manner described in Treasury Regulation sections 1.401(m)- 1(e)(2) and 1.401(m)-2(c)(3), to the extent necessary to meet such tests.

          4.10   Excess Contributions.

                 (A) Anything to the contrary herein notwithstanding, any Employee contributions to the Plan for a calendar year on behalf of a Participant in excess of the restrictions set forth in Section 4.8(A) shall be distributed to such Participant not later than April 15 of the next following calendar year. At the same time, any related Employer contributions shall be forfeited, except to the extent such related Employer contributions must be distributed pursuant to Subsection (C) below.

                 (B) Anything to the contrary herein notwithstanding, if, for any Plan Year, the aggregate Employee contributions made by the Employer on behalf of Highly Compensated Participants exceeds the maximum amount of Employee contributions permitted on behalf of such Highly Compensated Participants pursuant to Section 4.8(B) (determined by reducing Employee contributions on behalf of Highly Compensated Participants in order of the highest dollar amounts contributed on behalf of such Highly Compensated Participants in accordance with section 401(k)(8)(C) of the Code and the Treasury regulations thereunder), then such excess shall be distributed to the Highly Compensated Participants on whose behalf such excess was contributed before the end of the next following Plan Year at the same time, any related Employer contributions shall be forfeited, except to the extent such related Employer contributions must be distributed pursuant to Subsection (C) below.

                 (C) Anything to the contrary herein notwithstanding, if, for any Plan Year, the aggregate Employer contributions allocated to the Accounts of Highly Compensated Participants exceeds the maximum amount of such Employer contributions permitted on behalf of such Highly Compensated Participants pursuant to Section 4.9 (determined by reducing Employer contributions made on behalf of Highly Compensated Participants in order of the highest dollar amounts contributed on behalf of such Highly Compensated Participants in accordance with section 401(m)(6)(C) of the Code and the Treasury regulations thereunder), then such excess shall be distributed to the Highly Compensated Participants on whose behalf such excess contributions were made (or, if such excess contributions are forfeitable, they shall be forfeited) before the end of the next following Plan Year. Employer contributions shall be forfeited pursuant to this Paragraph only if distribution of all vested Employer contributions is insufficient to meet the requirements of this Paragraph. If vested Employer contributions are distributed to a Participant and nonvested Employer contributions remain credited to such Participant's Accounts, such nonvested Employer contributions shall vest at the same rate as if such distribution had not been made. Any excess contribution which is forfeited shall be considered forfeited on March 15 of the next following Plan Year.

                 (D) In coordinating excess contributions pursuant to this Section, such excess contributions shall be treated in the following order:

                  (1) first, excess Employee contributions described in Subsection (A) above shall be distributed, and related Employer contributions shall be forfeited, except to the extent such related Employer contributions must be distributed pursuant to Subsection (C) above;

                  (2) second, excess Employee contributions described in Subsection (B) above shall be distributed, and related Employer contributions shall be forfeited, except to the extent such related Employer contributions must be distributed pursuant to Subsection (C) above; and

                  (3) third, excess Employer contributions described in Subsection (C) above shall be distributed or, if forfeitable, forfeited.

                 (E) Any distribution or forfeiture of excess contributions pursuant to Subsections (A), (B), or (C) of this Section shall be adjusted for income or loss allocated thereto in a manner consistent with applicable Treasury Regulations, rulings and notices, and such distribution (or forfeiture, if applicable) will include such income or be reduced by such loss.

Any distribution or forfeiture of excess contributions pursuant to this Section shall be made in cash.

                                    ARTICLE V

                              VALUATION OF ACCOUNTS

          All amounts contributed to the Trust shall be invested as soon as administratively feasible following their receipt by the Trustee, and the balance of each Account shall reflect the result of daily pricing of the assets in which such Account is invested from the time of receipt by the Trustee until the time of distribution.

                                   ARTICLE VI

                                     VESTING

          6.1 Normal Retirement. Notwithstanding the provisions of Section 6.4, a Participant shall have a Nonforfeitable Interest in such Participant's entire Employer Contribution Account if the Participant is actively employed (A) on or after age 65, (B) on the day immediately preceding such Participant's death, or
(C) on separation from service of the Employer upon incurring a Total Disability. No forfeiture shall thereafter arise under Section 4.3.

          6.2 Plan Termination, Partial Plan Termination, or Complete Plan Discontinuance of Employer Contributions. Notwithstanding any other provision of this Plan, in the event of a termination or partial termination of the Plan, or a complete discontinuance of Employer contributions under the Plan, all affected Participants shall have a Nonforfeitable Interest in their Employer Contribution Accounts determined as of the date of such event. The value of these accounts and their Employee Contribution Accounts and Prior Employee Contribution Accounts as of such date shall be determined in accordance with the provisions of the Plan.

         6.3 Vesting of Employee Contributions. A Participant shall accrue a Nonforfeitable Interest in such Participant's Employee Contribution Account and Prior Employee Contribution Account at all times.

         6.4 Vesting of Employer Contributions. A Participant shall accrue a Nonforfeitable Interest in such Participant's Employer Contribution Account at the rate specified in the following table:


            PERIOD OF SERVICE                            NONFORFEITABLE
      (AS DEFINED IN SECTION 2.27)                           INTEREST

            Less than 5 years                                   0%
             5 years or more                                  100%

Notwithstanding the above, a Participant will have a 100% Nonforfeitable Interest in such Participant's Employer Contribution Account upon retirement under the American General Retirement Plan or any successor plan.

          Each Participant with a Period of Service of five years or more with the Employer on the effective date of any amendment to the preceding paragraph may elect, within a reasonable period after the adoption of the amendment, to have such Participant's Nonforfeitable Interest computed under the Plan without regard to such amendment. The period during which the election may be made shall commence with the date the amendment is adopted and shall end on the later of:

                 (A)       60 days after the restatement is adopted;

                 (B)       60 days after the amendment becomes effective; or

                 (C) 60 days after the Participant is issued written notice of the amendment by the Employer or the Administrative Board.

          6.5 Vesting After a Period of Severance. No Period of Service after a Period of Severance equal to at least five consecutive One-Year Breaks in Service shall be taken into account in determining the nonforfeitable percentage in a Participant's Employer Contribution Account accrued up to any such Period of Severance.

          6.6 Vesting Before a Period of Severance of Five Consecutive One-Year Breaks in Service. A Participant who separates from service of the Employer and received a distribution of the Nonforfeitable Interest (of less than 100%), in such Participant's Employer Contribution Account in accordance with Section 7.4, shall forfeit amounts that are forfeitable in accordance with Section 4.3.

          6.7 Election to Make a Withdrawal. If a Participant elects to make a withdrawal pursuant to Section 7.6(B), (C), (D) or (E) while remaining employed by the Company, such distribution will be subject to the vesting provisions of
Section 6.4. Upon incurring a Period of Severance equal to at least five consecutive One-Year Breaks in Service, that part of such individual's Employer Contribution Account which is not vested shall be forfeited, and such forfeiture shall be available to reduce future Employer Contributions.

          6.8 Transfer Between Plans. If a Participant ceases to be eligible as an Employee under this Plan but immediately becomes an Employee for purposes of another thrift plan maintained by the Company or its subsidiaries ("Other Plan"), such change in employment status will not be deemed a termination of employment for purposes of this Plan.

          A Participant's Employee Contribution Account, Prior Employee Contribution Account and Employer Contribution Account will be frozen, and no future Employee or Employer contributions will be made. However, the Participant will continue to accrue vesting in this Plan based on years of service credited in the Other Plan at the rate which would have been applicable had such individual continued participation in this Plan.

          If an Employee has ceased to be a Participant under an Other Plan and immediately becomes a Participant under this Plan, such Employee will not be required to complete the one-year Period of Service or one year of "participation service" in Section 3.1 before participating in this Plan; and the Employee's Period of Service and Hours of Service under the Other Plan will be added to the Period of Service and Hours of Service under this Plan.

6.9 Independent Life Transferred Employee. A Transferred Employee is an Employee who was an employee of Independent Life and Accident Insurance Company on the day preceding his employment by the Employer. For purposes of computing & Participant's Nonforfeitable Interest in this Plan, a Transferred Employee's Period of Service will include full and partial years of credited service under the American General Invest Plan (formerly the Independent Life INVEST Plan) plus, if applicable, service with the Company from date of transfer from Independent Life and Accident Insurance Company to April 1, 1997.

                                   ARTICLE VII

                                    BENEFITS

          7.1 Normal Retirement. Upon separation from service on or after satisfying eligibility requirements for early, normal, or late retirement under the Company's retirement plan, other than by reason of death, a Participant shall be entitled to a benefit based on the combined balance of the Participant's Employee Contribution Account, Prior Employee Contribution Account and Employer Contribution Account distributed in a manner provided in Article IX.

          7.2 Disability. In the event that a Participant separates from service of the Employer upon incurring a Total Disability before the Normal Retirement Date, such Participant shall be entitled to a benefit based on the combined balance of such individual's Employee Contribution Account, Prior Employee Contribution Account, and Employer Contribution Account distributed in the manner provided in Article IX.

          7.3 Death. In the event of the death of a Participant prior to the commencement of a benefit described in Sections 7.1, 7.2, or 7.4, the Beneficiary shall be paid the combined balance in the Participant's Employee Contribution Account, Prior Employee Contribution Account and Employer Contribution Account distributed in the manner provided in Article IX.

          7.4 Termination of Service. In the event a Participant separates from service of the Employer prior to the Normal Retirement Date for any reason other than death or Total Disability and Section 7.1 does not apply, the Nonforfeitable Interest in such Participant's Employer Contribution Account determined pursuant to Article VI and the balance of such Participant's Employee Contribution Account and Prior Employee Contribution Account shall be distributable to the Participant in accordance with Article IX.

          7.5    Valuation Date to be Used.

                 (A) If a Participant or Beneficiary becomes entitled to a benefit pursuant to Section 7.1, 7.2, 7.3, or 7.4, and elects to receive a distribution of such benefit as a result thereof, the value of the account balances to be distributed shall be determined as of the date of the event giving rise to the distribution. For purposes of Section 7.1, the event occasioning the benefit shall be the Participant's separation from service on or after satisfying the eligibility requirements for early, normal, or late retirement under the Company's retirement plan, other than by reason of death. For purposes of Section 7.2, the event occasioning the benefit shall be the Participant's separation from service of the Employer on account of Total Disability. For purposes of Section 7.3, the event occasioning the benefit shall be the death of the Participant prior to the commencement of a benefit described in Section 7.1, 7.2, or 7.4. For purposes of Section 7.4, the event occasioning the benefit shall be the date the Participant separated from service.

                 (B) If pursuant to Section 8.4, a Participant elects to receive a benefit after an event set forth in Section 7.1, 7.2, 7.3, or 7.4, the value of the account balances to be distributed shall be determined as of the Withdrawal Date on which the Plan Administrator receives the Participant's withdrawal request in accordance with the procedures established from time to time by the Administrative Board.

          7.6    Withdrawals.

                 (A) A Participant may withdraw from his Prior Employee Contribution Account any or all amounts held in such Account which have been so held for six months or more.

                 (B) A Participant who has withdrawn all amounts in his Prior Employee Contribution Account but who has not made or had made on his behalf to the Plan basic Employee contributions for at least 60 cumulative months may withdraw from his Employer Contribution Account any or all amounts held in such account which have been so held for 24 months or more, but not in excess of his Nonforfeitable Interest in the then value of such account. Any amounts in an Employer Contribution Account which is a Rollover Account must be withdrawn prior to amounts in any other Employer Contribution Account.

                 (C) A Participant who has withdrawn all amounts in his Prior Employee Contribution Account and who has made or had made on his behalf to the Plan basic Employee contributions for at least 60 cumulative months may withdraw from his Employer Contribution Account an amount not exceeding his Nonforfeitable Interest in the then value of such Account. Any amounts in an Employer Contribution Account which is a Rollover Account must be withdrawn prior to amounts in any other Employer Contribution Account.

                 (D) A Participant who has attained age 59-1/2 and who has made all available withdrawals pursuant to Subsections (A), (B), and (C) above may withdraw from his Employer Contribution Account Subaccount an amount not exceeding the then value of such Account.

                 (E) A Participant who has attained age 59-1/2 and who has made all available withdrawals pursuant to Subsections (A), (B), (C) and (D) above may withdraw from his Employee Contribution Account an amount not exceeding the then value of such Account.

                 (F) A Participant who has a financial hardship, as determined by the withdrawal committee ("Withdrawal Committee") appointed by the Administrative Board, and who has made all available withdrawals pursuant to the Subsections above and pursuant to the provisions of any other plans of the Employer or any Controlled Entities of which he is a member and who has obtained all available loans pursuant to the provisions of any plans of the Employer and any Controlled Entities of which he is a member may withdraw from his Employee Contribution Account amounts not to exceed the lesser of (1) his Nonforfeitable Interest in the then value of such account or (2) the amount determined by the Withdrawal Committee as being available for withdrawal pursuant to this Subsection. No withdrawals on account of financial hardship will be permitted for amounts less than $500. For purposes of this Subsection, financial hardship means the immediate and heavy financial needs of the Participant. A withdrawal based upon financial hardship pursuant to this Subsection shall not exceed the amount required to meet the immediate financial need created by the hardship and not reasonably available from other resources of the Participant. The determination of the existence of a Participant's financial hardship and the amount required to be distributed to meet the need created by the hardship shall be made by the Withdrawal Committee based upon information requested from the Participant by the Withdrawal Committee and considering all relevant facts and circumstances. The amount of an immediate and heavy financial need may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution. In addition to any immediate and heavy financial need as may be determined by the Withdrawal Committee, a withdrawal shall be deemed to be made on account of an immediate and heavy financial need of a Participant if the withdrawal is on account of:

                        (1) medical expenses described in section 213(d) of the
            Code incurred by the Participant, the Participant's spouse or any dependents of the Participant (as defined in section 152 of the Code) or necessary for those persons to obtain medical care described in section 213(d) of the Code, and not reimbursed by insurance;

                        (2) costs directly related to the purchase (excluding
            mortgage payments) of a principal residence of the Participant;

                        (3) payment of tuition and related educational fees for
            the next 12 months of post-secondary education of the Participant, or the Participant's spouse, children or dependents (as defined in section 152 of the Code); or

                        (4) the need to prevent the eviction of the Participant
            from his principal residence or foreclosure on the mortgage of the Participant's principal residence.

The decision of the Withdrawal Committee shall be final and binding, provided that all Participants similarly situated shall be treated in a uniform and nondiscriminatory manner. The above notwithstanding, withdrawals under this Subsection from a Participant's Employee Contribution Account shall be limited to the sum of the Participant's Employee contributions to the Plan, less any previous withdrawals of such amounts. A Participant who makes a withdrawal under this Subsection may not again make elective contributions to the Plan or any other qualified or nonqualified plan of the Employer or any Controlled Entity for a period of 12 months following such withdrawal. Further, such Participant may not make elective contributions under the Plan or any other plan maintained by the Employer or any Controlled Entity for such Participant's taxable year immediately following the taxable year of the withdrawal in excess of the applicable limit set forth in Section 4.8(A) for such next taxable year less the amount of such Participant's elective contributions for the taxable year of the withdrawal.

                  (G) All withdrawals pursuant to this Section shall be made as of the Withdrawal Date on which the Plan Administrator receives a withdrawal request in accordance with the procedures established from time to time by the Administrative Board. All withdrawals shall be made pro rata from each fund in which such account is invested.

         7.7      Loans.

                  (A) Upon application by (1) any Participant who is an Employee or (2) any Participant no longer employed by the Employer, a beneficiary of a deceased Participant or an Alternate Payee under a Qualified Domestic Relations Order, as defined in Section 13.11, who retains a balance in his Accounts under the Plan and who is a party-in-interest, as that term is defined in section 3(14) of ERISA, as to the Plan (an individual who is eligible to apply for a loan under this Section being hereinafter referred to as a "Participant" for purposes of this Section), the loan committee ("Loan Committee") appointed by the Administrative Board may in its discretion direct the Trustee to make a loan or loans to such Participant. Such loans shall be made pursuant to the provisions of the Loan Committee's written loan procedure, which procedure is hereby incorporated by reference as a part of the Plan.

                  (B) A loan to a Participant may not exceed 50% of the then value of such Participant's Nonforfeitable Interest in his Accounts.

                  (C) Paragraph (B) above to the contrary notwithstanding, the amount of a loan made to a Participant under this Section shall not exceed an amount equal to the difference between:

                           (1) The lesser of $50,000 (reduced by the excess, if any, of (A) the highest outstanding balance of loans from the Plan during the one-year period ending on the day before the date on which the loan is made over (B) the outstanding balance of loans from the Plan on the date on which the loan is made) or one-half of the present value of the Participant's total nonforfeitable accrued benefit under all qualified plans of the Employer or Controlled Entity; minus

                           (2) The total outstanding loan balance of the Participant under all other loans from all qualified plans of the Employer or a Controlled Entity.

                                  ARTICLE VIII

                            COMMENCEMENT OF BENEFITS

         8.1 Benefits After Normal Retirement Date. Payment shall be made within 60 days after the Participant separates from service of the Employer (including separation by reason of death or Total Disability) on or after the Participant's Normal Retirement Date.

         Although full vesting is granted at age 65, distribution of the account of a Participant who continues active work past the Normal Retirement Date shall be postponed until such Participant's actual termination of employment or prior Plan withdrawal. Any such Participant may continue active participation in the Plan until the Participant's actual retirement date.

         Notwithstanding the foregoing, subject to the provisions of Section 8.4, a Participant who terminates employment (for a reason other than death) may, if his total accounts (both vested and nonvested) exceed $5,000, elect to defer payment of his benefit by making an appropriate election to defer with the Plan Administrator.

         8.2 Certain Benefits Before Normal Retirement Date. Except as provided in Section 8.1, upon the death of the Participant, payment shall be made not later than 60 days after receipt by the Plan Administrator of proof of death. Except as provided in Section 8.1, upon separation from service of the Employer upon incurring a Total Disability, payment shall be made no later than 60 days after the determination that Total Disability exists.

         8.3 Termination of Service Before Normal Retirement Date. Upon separation from service before Normal Retirement Date other than by reason of death or Total Disability, the benefit to which a Participant is entitled under
Section 7.4 shall be paid no later than 60 days after the Participant's separation from service, and is to be paid in the form prescribed in Article IX.

         8.4 Commencement of Benefits. Notwithstanding anything in Section 8.1, 8.2, or 8.3, other than an election to defer made by a Participant pursuant to
Section 8.1, payments of benefits shall be made or shall commence no later than 60 days after the close of the Plan Year in which the Participant attains or would have attained age 65, or, if later, separates from service.

         Notwithstanding anything in this Section or in Sections 8.1, 8.2, or
8.3 to the contrary, the entire Nonforfeitable Interest of each Participant shall be distributed to such Participant no later than April 1 of the calendar year following the later of (i) the calendar year in which the Participant attains age 70 1/2 or (ii) the calendar year in which the Participant terminates his employment with the Employer (provided, however, that clause (ii) of this sentence shall not apply prior to January 1, 1999, and shall not apply in the case of a Participant who is a 'five- percent owner' (as defined in section 416 of the Code) with respect to the Plan Year ending in the calendar year in which such Participant attains age 70 1/2. Notwithstanding the foregoing, in accordance with procedures adopted by the Administrative Board, (1) a Participant (who is not a

'five-percent owner' with respect to the calendar year in which the Participant attains age 70 1/2 who attains age 70 1/2 in calendar year 1996, 1997, or 1998, may elect to defer his payment as if such age were attained after calendar year 1998, and (2) a Participant who attains age 70 1/2 prior to calendar year 1997 and who has not terminated employment with the Employer may elect to stop distributions which have commenced as of a prior payment date.

         If a Participant dies before the entire Nonforfeitable Interest has been distributed to such Participant, such interest shall be distributed, within five years of the Participant's death, to the designated Beneficiary.

         No benefit shall be paid to a Participant who is under the age of 65, without such person's consent, if the total value (both vested and unvested) of such Participant's accounts exceeds $5,000.

         A Participant's commencement of benefits shall be in compliance with the provisions of section 401(a)(9) of the Code and applicable Treasury Regulations thereunder.

                                   ARTICLE IX

                            DISTRIBUTION OF BENEFITS

         9.1 Mode of Benefit Payments. Upon death, retirement, Total Disability, termination of employment for any other reason or withdrawal, amounts in the Participant's Employer Contribution Account (subject to the vesting provisions of Article VI), and amounts in the Participant's Employee Contribution Account, Prior Employee Contribution Account, and Rollover Account shall be distributed as follows:

                  (A) from the Stock Fund, either in Company Stock or in cash at the Participant's election;

                  (B) from the Investment Funds, in cash.

         Notwithstanding the above and notwithstanding the following sentence, if a distribution would include fractional shares of Company Stock, the value of such fractional shares shall be paid in cash instead. Except in situations subject to Section 9.3, if an election is not received by the Plan Administrator prior to commencement of payment of benefits pursuant to Section 8.4, the distribution of the vested interest in the Participant's Employer Contribution Account and of any amounts in the Participant's Employee Contribution Account, Prior Employee Contribution Account, and Rollover Account which are held in the Stock Fund shall be made in Company Stock, and the distribution of all other amounts shall be in cash.

All assets held in the Participant's Accounts shall be valued as of the date prescribed in Section 7.5. No interest or other earnings shall be paid after the valuation date prescribed in Section 7.5. Distributions of benefits shall be made as soon as administratively feasible and in accordance with Article VIII.

         9.2 Stock Certificates. Where certificates for shares of stock are distributed, they will be issued in the name of the Participant only. However, upon the death of a Participant, certificates will be issued in the name of the Beneficiary.

         9.3 Automatic Distributions. A Participant whose total accounts (both vested and nonvested) are valued at $5,000 or less must make an election authorized by Section 9.1 within 30 days following termination of employment, retirement, or Total Disability. A Beneficiary must make an election within 30 days following the Participant's death. If an election is not received by the Plan Administrator within the applicable time periods stated above, the distribution shall be made in cash.

         Nothing in this Article shall be construed to permit or require distribution of assets in which the Participant does not have a Nonforfeitable Interest, as determined under Article VI. Likewise, this Article shall not be construed to permit or require a distribution without a Participant's consent if such distribution is prohibited by Section 8.4.

         9.4 Unclaimed Benefits. In the case of a benefit payable on behalf of a Participant, if the Plan Administrator is unable to locate the Participant or Beneficiary to whom such benefit is payable, upon the Plan Administrator's determination thereof, such benefit shall be forfeited and shall be available to reduce future Employer contributions. Notwithstanding the foregoing, if subsequent to any such forfeiture the Participant or Beneficiary to whom such benefit is payable makes a valid claim for such benefit, such forfeited benefit shall be restored to the Plan in the manner provided in Section 4.3. No interest or other earnings shall be paid or accrued in regard to the restored benefit.

         9.5      Direct Rollovers.

                  (A) This Section 9.5 applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an "eligible rollover distribution" paid directly to an "eligible retirement plan" specified by the "distributee" in a "direct rollover."

                  (B) For purposes of this Section 9.5, the following terms and phrases shall have these respective meanings:

                           (1) "Eligible rollover distribution" is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities). Further, a distribution pursuant to Section 7.6(E) shall not constitute an Eligible Rollover Distribution to the extent provided in section 402(c)(4) of the Code and the interpretive authority thereunder.

                           (2) "Eligible retirement plan" is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                            (3) "Distributee" includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

                            (4) "Direct rollover" is a payment by the plan to the eligible retirement plan specified by the distributee.

                                    ARTICLE X

                         PLAN AMENDMENT AND TERMINATION

         10.1 Amendment of the Plan. The Company shall have the right to amend or modify this Plan and (with the consent of the Trustee) the Trust agreement at any time, and from time to time, to any extent that it may deem advisable. Any such amendment or modification shall be set out in an instrument in writing, duly authorized by the Board of Directors and executed by the Company. No such amendment or modification shall, however, increase the duties or responsibilities of the Trustee without its consent thereto in writing, or have the effect of transferring to or vesting in any Employer any interest or ownership in any properties of the Trust Fund, or of permitting the same to be used for or diverted to purposes other than for the exclusive benefit of the Participants and their Beneficiaries. No such amendment shall decrease the accounts of any Participant or shall decrease any Participant's Nonforfeitable Interest in such account. Notwithstanding anything herein to the contrary, the Plan or the Trust agreement may be amended in such manner as may be required at any time to make it conform to the requirements of the Code or any United States statutes with respect to employee trusts, or any amendment thereto, or any regulations or rulings issued pursuant thereto, and no such Plan or Trust amendment shall be considered prejudicial to any then existing rights of any Participant or Beneficiary under the Plan.

         For purposes of this Section and subject to regulations to be issued by the Secretary, a Plan amendment made after July 30, 1984, which has the effect of reducing an early retirement benefit or an optional form of benefit, with respect to benefits attributable to service before the amendment (even though unvested), shall be treated as reducing a Participant's account.

         10.2 Communication of Amendments. All amendments, including one to terminate the Plan, shall be adopted in writing by the Company's Board of Directors. Any material modification of the Plan by amendment or termination shall be communicated to all interested parties and the Secretaries of Labor and the Treasury in the time and manner prescribed by law.

         10.3 Termination or Discontinuance of Employer Contributions. Upon plan termination or discontinuance of Employer contributions under the Plan all account balances shall be valued in accordance with Section 6.2. The Trustee shall then, as soon as administratively feasible, pay each Participant and Beneficiary the entire interest in the Trust attributable to such Participant or Beneficiary in a lump sum, and shall pay any remaining amount to the Employer. In case of any Participant whose residence is unknown, the Plan Administrator shall notify such Participant at the last known address by certified mail with return receipt requested advising such Participant of a pending distribution.

         10.4 Acceptance or Rejection of Amendment Employers. The Company shall promptly deliver to each other Employer any amendment to this Plan or the Trust agreement. Upon delivery to an Employer of an executed copy of an amendment properly authorized and adopted by the Company, the Plan as to such Employer shall be thereupon amended in accordance therewith.

         10.5 Termination of the Plan by an Employer. An Employer may at any time, by adoption of a resolution, terminate the Plan with respect to the Employees of said Employer, and may direct and require the Trustee to liquidate the share of the Trust Fund allocable to its Employees or their Beneficiaries. If the Plan is terminated by fewer than all Employers, the Plan shall continue in effect for the Employees of the remaining Employers. In the event that an Employer shall cease to exist, the Plan shall be terminated with respect to the Employees of such Employer, unless a successor organization adopts and continues the Plan.

         10.6 Notice of Terminating Employer. A terminating or withdrawing Employer shall give 90 days notice in writing of its intention to the Administrative Board, the Company, and the Trustee, unless a shorter notice is agreed to by the Company. If an Employer withdraws from this Plan and provides for a successor plan for its Employees, the Trust Fund assets of this Trust held on behalf of such Employer may be determined and transferred to a successor trust upon approval by the appropriate District Director of Internal Revenue.

                                   ARTICLE XI

                                 ADMINISTRATION

         11.1 Named Fiduciaries. The named fiduciaries shall be the Plan Administrator and the Trustee.

         11.2 Appointment of the Trustee.

                  (A) The Company shall designate the Trustee in a written statement filed with the Company's Board of Directors. The appointment of the Trustee shall become effective at such time as the Trustee and the Company execute a valid written trust which definitely and affirmatively precludes prohibited diversion.

                  (B) The resignation of a Trustee shall be made in writing, submitted to the Company, and recorded in the minutes of the Board of Directors. The discharge of any person described in the preceding sentence shall be effectuated in writing by the Company and delivered to such person with the details thereof recorded in the minutes of the Company's Board of Directors. Appointment of a successor Trustee shall be carried out in the manner prescribed in Subsection (A).

         11.3 Trustee's Powers and Duties. The powers and duties of the Trustee shall be to manage and control the funds of the Trust in accordance with the terms of the Trust agreement forming a part hereof.

         11.4 Administrative Expenses. Except for fees relating to Participant loans and commissions on and other costs relating to acquisitions or disposition of securities, including any reasonable fees in connection with the Investment Funds, the Employer may pay the administrative expenses of the Plan and Trust, including the reasonable compensation of the Trustee and reimbursement of its reasonable expenses. To the extent not paid by the Employer, the administrative expenses of the Plan and Trust will be paid by the Trustee of the Trust.

         11.5 Plan Administrator's Powers and Duties. The Plan Administrator shall have the following powers and duties:

                  (A) to construe and interpret the provisions of the Plan;

                  (B) to decide all questions of eligibility for Plan participation and for the payment of benefits;

                  (C) to provide appropriate parties, including government agencies, with such returns, reports, schedules, descriptions, and individual statements as required by law within the times prescribed by law, to furnish to the Employer, upon request, copies of any or all such materials, and further, to make copies of such instruments, reports, and descriptions as are required by law available for examination by Participants (and such of their Beneficiaries who are or may be entitled to benefits under the Plan) in such places and in such manner as required by law;

                  (D) to obtain from the Employer, the Employees, and the Trustee such information as shall be necessary for the proper administration of the Plan;

                  (E) to determine the amount, manner, and time of payment of benefits hereunder;

                  (F) subject to the approval of the Company only as to any additional expense, to appoint and retain such agents, counsel, and accountants for the purpose of properly administering the Plan and, when required to do so by law, to engage an independent Certified Public Accountant to annually prepare the audited financial statement of the Plan's operations;

                  (G) to take all actions and to communicate to the Trustee in writing all necessary information to carry out the terms of the Plan and the Trust agreement;

                  (H) to notify the Trustee in writing of the termination of the Plan or the complete discontinuance of Employer contributions,

                  (I) to direct the Trustee to distribute assets of the Trust to each Participant and Beneficiary in accordance with Article IX of the Plan;

                  (J) to furnish each recipient of a "qualifying rollover distribution," as defined by section 402 of the Code, with a written explanation of the Code provisions under which such distribution will not be subject to tax if transferred to an eligible retirement plan within 60 days after which the recipient received the distribution and, if applicable, the provisions concerning "Capital Gains Treatment for Portion of Lump Sum Distribution" and the provisions concerning "Tax on Lump Sum Distributions" provided by section 402 of the Code;

                  (K) to establish, at a meeting duly called for such purpose, a funding policy and method consistent with the objectives of the Plan and the requirements of Title I of ERISA. The Administrative Board shall meet at least annually to review such funding policy and method; and

                  (L) to do such other acts reasonably required to administer the Plan in accordance with its provisions or as may be provided for or required by law.

         All actions of the Plan Administrator taken pursuant to this Section shall be presented in a meeting of the Administrative Board and recorded in the minutes thereof. An annual report shall be presented to the Board of Directors.

         11.6 Named Fiduciary's Powers and Duties. It shall be the responsibility of the Plan Administrator to provide a notice in writing to any Participant or Beneficiary whose claim for benefits under this Plan has been denied by the Plan Administrator, setting forth the specific reasons for such denial, and to afford such Participant or Beneficiary a reasonable opportunity for a full and fair review of that decision.

         11.7 Allocation of Functions. Where more than one person serves as Plan Administrator, such persons may agree in writing to allocate among themselves the various powers and duties prescribed in Section 11.5, provided all such persons sign such agreement. A copy of any such agreement shall be promptly relayed to the Company.

                                   ARTICLE XII

                             ADOPTION AND WITHDRAWAL

         12.1 Procedure for Adoption. Any Controlled Entity may, with the approval of the Board of Directors, adopt and become an Employer under this Plan pursuant to appropriate written resolutions of the board of directors of such adopting Controlled Entity, by executing and delivering to the Company and the Trustee an adoptive instrument specifying the classification of its Employees who are to be eligible to participate in the Plan, and by agreeing to be bound as an Employer by all the terms of the Plan with respect to its eligible Employees. The adoptive instrument may contain such changes and variations in the terms of the Plan as may be acceptable to the Company. However, the sole, exclusive right of any other amendment of whatever kind or extent to the Plan or Trust are reserved by the Company. The adoption agreement shall become, as to such adopting organization and its Employees, a part of this Plan, as then or thereafter amended, and the related Trust. It shall not be necessary for the adopting organization to sign or execute the original or the amended Plan and Trust documents. The effective date of the Plan for any such adopting organization shall be that stated in the adoption agreement, and from and after such effective date such adopting organization shall assume all the rights, obligations, and liabilities of an Employer hereunder and under the Trust. The Company's administrative powers and control of the Plan, as provided in this instrument and the Trust, including the sole right of amendment, and of appointment and removal of the Administrative Board and the Trustee and their successors, shall not be diminished by reason of the participation of any such adopting organization in the Plan and Trust.

         12.2 Effect of Adoption. The following special provisions shall apply to all Employees.

                  (A) An Employee shall be considered in service while regularly employed simultaneously or successively by one or more Employers.

                  (B) The transfer of an Employee from one Employer to another Employer shall not be deemed a termination of service.

         12.3 Withdrawal. Any participating Employer by action of its board of directors or other governing authority and notice to the Company and the Trustee, may withdraw from the Plan and Trust at any time, without affecting other Employers not withdrawing, by complying with the provisions of the Plan and Trust. A withdrawing Employer may arrange for the continuation, by itself or its successor, of this Plan and Trust in separate forms for its own Employees, with such amendments, if any, as it may deem proper, and may arrange for continuation of the Plan and Trust by merger with an existing plan and trust and transfer of Trust assets. The Company may, in its absolute discretion, terminate an adopting Employer's participation at any time when in its judgment such adopting Employer fails or refuses to discharge its obligations under the Plan. If an Employer is no longer a Controlled Entity, the Company may at any time terminate such Employer's participation under this Plan.

                                  ARTICLE XIII

                                  MISCELLANEOUS

         13.1 Merger of this Plan with Another Plan. In the event of any merger or consolidation of the Plan with, or transfer, in whole or in part, of the assets and liabilities of the Trust Fund to another trust fund held under any other plan of deferred compensation maintained or to be established for the benefit of all or some of the Participants of this Plan, the assets of the Trust Fund applicable to such Participants shall be transferred to the other trust fund only if:

                  (A) each Participant would (if either this Plan or the other plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit such Participant would have been entitled to receive immediately before the merger, consolidation, or transfer (if this Plan had then terminated);

                  (B) resolutions of the board of directors of the Employer under this Plan, or of any new or successor employer' of the affected Participants, shall authorize such transfer of assets; and, in the case of the new or successor employer of the affected Participants, its resolutions shall include an assumption of liabilities with respect to such Participants' inclusion in the new employer's plan; and

                  (C) such other plan and trust are qualified under sections 401(a) and 501(a) of the Code.

         13.2 Assignment and Alienation of Benefits. Except as otherwise provided in Section 13.11, except as to certain judgments and settlements described in section 401(a)(13) of the Code, and except as otherwise provided under other applicable law, no right or interest of any kind in any benefit under this Plan shall be transferable or assignable by any Participant or by any beneficiary or be subject to anticipation, adjustment, alienation, encumbrance, garnishment, attachment, execution, or levy of any kind.

         13.3 Communication to Employees. The Plan Administrator shall furnish to each Participant and each Beneficiary receiving benefits under the Plan a copy of a summary plan description and a summary of any material modifications thereof at the time and in the manner prescribed by law.

         13.4 Number and Gender. The masculine pronoun shall include the feminine pronoun, and the singular number shall include the plural number, unless the context of the Plan requires otherwise.

         13.5 Construction. The terms of the Plan shall be construed under the laws of the State of Texas except to the extent such laws are preempted by federal law.

         13.6 Not a Contract of Employment. The adoption of this Plan by an Employer shall not constitute a contract of employment between the Employer and any Employee.

         13.7 Indemnity. The Company shall indemnify all those to whom it has delegated fiduciary duties against any and all claims, loss, damages, expense, and liability arising from their responsibilities in connection with the Plan, unless the same is determined to be due to gross negligence or willful misconduct. Plan benefits shall be provided only from the Trust Fund, and neither the Employer nor the Trustee guarantees or assumes any liability that the Trust Fund will at any time be sufficient therefor.

         13.8 Change of Beneficiary. A Participant may change the Beneficiary designation under the Plan at any time by submitting a Change of Beneficiary request in accordance with the procedures established from time to time by the Administrative Board.

         13.9 Applications to the Administrative Board. Correspondence shall be sent to such address as the Administrative Board shall designate from time to time or to the following address:

                  Administrative Board for the American General
                     Agents' and Managers' Thrift Plan
                  c/o Plan Administrator
                  2929 Allen Parkway
                  Houston, Texas 77019

         13.10    Top-Heavy Rules.

                  (A) For purposes of this Section 13.10, the following language defines a Top-Heavy Plan:

                           (1)      In general:

                                    (a) Plans Not Required to be Aggregated.
                  Except as provided in Subsection 13.10(A)(1)(b), the term "Top-Heavy Plan" means, with respect to any plan year, any defined contribution plan if, as of the Determination Date; the aggregate of the accounts of Key Employees under the plan exceeds 60% of the aggregate of the accounts of all Employees under such plan.

                                    (b) Aggregated Plans. Each plan of an
                  Employer required to be included in an Aggregation Group shall be treated as a Top-Heavy Plan if such group is a Top-Heavy Group.

                           (2) Aggregation. For purposes of this Section 13.10:

                                    (a) Aggregation Group:

                                             (i) Required Aggregation. The term
                                    "Aggregation Group" means:

                                                            1) each plan of the
                                                Employer in which a Key Employee
                                                is a Participant; and

                                                            2) each other plan
                                                of the Employer which enables
                                                any plan described in the
                                                preceding Subsection (I) to meet
                                                the requirements of section
                                                401(a)(4) or 410 of the Code.

                                            (ii) Permissive Aggregation. The
                                    Employer may treat any plan not required to be included in an Aggregation Group under Subsection 13.10(A)(2)(a)(i) as being part of such group, if such group would continue to meet the requirements of sections 401(a)(4) and 410 of the Code with such plan being taken into account.

                                    (b) Top-Heavy Group. The term "Top-Heavy
                           Group" means any Aggregation Group if:

                                             (i) the sum (as of the
                                    Determination Date) of:

                                                            1) the present value
                                                of the cumulative accrued
                                                benefits for Key Employees under
                                                all defined benefit plans
                                                included in such group; and

                                                            2) the aggregate of
                                                the accounts of Key Employees
                                                under all defined contribution
                                                plans included in such group;

                                             (ii) exceeds 60% of a similar sum
                                    determined for all Employees.

                           For purposes of making the foregoing determination,
                  an Employee's account balance as of a Determination Date shall be valued as of the most recent date within the 12-month period prior to such Determination Date as of which the Trust Fund was valued, and the net income (or loss) thereof allocated to the Participants' accounts.

                           (3) Distributions During Last Five Years Taken into
                  Account. For purposes of determining (a) the present value of the cumulative accrued benefit for any Employee, or (b) the amount of the account of any Employee, such present value or amount shall be increased by the aggregate distributions made with respect to such Employee under the plan during the five-year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, if it had not been terminated, would have been required to be included in an Aggregation Group.


                           (4) Other Special Rules. For purposes of this Section
                  13.10:

                                    (a) Rollover Contributions to a Plan Not
                           Taken into Account. Except to the extent provided in Treasury Regulations, any rollover contribution (or similar transfer) initiated by the Employee and made after December 31, 1983 to a plan shall not be taken into account with respect to the transferee plan for purposes of determining whether such plan is a Top-Heavy Plan (or whether any Aggregation Group which includes such plan is a Top-Heavy Group).

                                    (b) Benefits Not Taken into Account if
                           Employee Ceases to be Key Employee. If any individual is a non-Key Employee with respect to any plan for any plan year, but such individual was a Key Employee with respect to such plan for any prior plan year, any accrued benefit for such Employee (and the account of such Employee) shall not be taken into account.

                                    (c) Determination Date. The term
                           "Determination Date" means, with respect to any plan year:

                                             (i) the last day of the preceding
                                    plan year; or

                                             (ii) in the case of the first plan
                                    year of any plan, the last day of such plan year.

                                    (d) Years. To the extent provided in
                           Treasury Regulations, this Section shall be applied on the basis of any year specified in such regulations in lieu of plan years.

                                    (e) Benefits Not Taken into Account if
                           Employee Not Employed for Last Five Years. If any individual has not received any compensation from any Employer maintaining the Plan (other than benefits under the Plan) at any time during the five-year period ending on the Determination Date, any accrued benefit for such individual (and the account of such individual) shall not be taken into account.

                                    (f) For purposes of determining whether the
                           Plan is Top Heavy, an individual is a "Key Employee" if such person is an individual described in section 416(i)(1) of the Code and the Treasury Regulations promulgated thereunder and, for purposes of applying such provisions, an individual's "compensation" (as such term is used in such section and such regulations) shall be deemed to be equal to such individual's Remuneration, as defined in Subsection 4.5(B)(2).

         Should the Plan become Top Heavy, the following provisions will apply:


                  (B) A Participant shall have a Nonforfeitable Interest in such Participant's Employer Contribution Account in accordance with Section 6.4 or the following table, whichever is greater:

                      Years of               Nonforfeitable
                       Service                 Percentage
                          2                        20
                          3                        40
                          4                        60
                          5                        80
                          6                       100

                  (C) The Employer shall contribute to the Plan for such Plan Year on behalf of each Participant who is not a Key Employee and who has not terminated employment as of the last day of such Plan Year an amount equal to:

                           (1) the lesser of (a) 3%, of such Participant's
                  Remuneration as described in Subsection 4.5(B)(2) for such Plan Year, or (b) a percent of such Participant's Remuneration as described in Subsection 4.5(B)(2) for such Plan Year equal to the greatest percent determined by dividing for each Key Employee the amount allocated to such Key Employee's accounts for such Plan Year, by such Key Employee's Remuneration not in excess of $200,000 for such Plan Year; reduced by

                           (2) the amount allocated to such Participant's
                  accounts for such Plan Year.

                  The minimum contribution required to be made for a Plan Year pursuant to this Subsection (C), for a Participant employed on the last day of such Plan Year, shall be made regardless of whether such Participant is otherwise ineligible to receive an allocation of the Employer's contributions for such Plan Year. Notwithstanding the foregoing, no contribution shall be made pursuant to this Subsection (C) for a Plan Year, with respect to a Participant who is a participant in a defined benefit plan sponsored by the Employer or a Controlled Entity, if such Participant accrued under such defined benefit plan sponsored by the Employer or a Controlled Entity (for the Plan Year of such plan ending with or within the Plan Year of this Plan) a benefit which is at least equal to the benefit described in section 416(c)(1) of the Code. Further notwithstanding the foregoing, and to the extent permitted by applicable law and Treasury Regulations, no contribution shall be made pursuant to this Subsection (C) for a Plan Year, with respect to a Participant who is a participant in another defined contribution plan sponsored by the Employer or a Controlled Entity, if such Participant receives under such other defined contribution plan (for the Plan Year of such plan ending with or within the Plan Year of this Plan) a contribution which is equal to or greater than the minimum contribution required by section 416(c)(2) of the Code. Notwithstanding the foregoing, if the Plan is deemed to be Top Heavy for a Plan Year, the Employers' contribution for such Plan Year pursuant to this Subsection (C) shall be increased by substituting "4%" in lieu of "3%" in Subsection 13.10(C)(1) hereof to the extent that the Board of Directors determine to so increase such contribution to comply with the provisions of section 416(h)(2) of the Code. Plan provisions to the contrary notwithstanding, the portion of a Participant's Employer Contribution Account which is attributable to the minimum contributions required to be made for a Plan Year pursuant to this Subsection (C) shall not be subject to forfeiture by reason of such Participants' withdrawal of basic Employee contributions; provided, however, that such Participant is not a Key Employee.

                  (D) The Base Pay of any Participant taken into account under the Plan shall not exceed $160,000 (adjusted automatically to reflect any amendments to section 401(a)(17) of the Code and any cost-of-living increases authorized by section 401(a)(17) of the Code) (or such other amount as shall be prescribed by Treasury Regulations).

                  (E) All other requirements of section 416 of the Code and Treasury Regulations thereunder shall be complied with.

                  (F) If the Plan has been deemed to be Top Heavy for one or more Plan Years and thereafter ceases to be Top Heavy, the provisions of this
Section 13.10 shall cease to apply to the Plan effective as of the Determination Date on which it is determined to no longer be Top Heavy. Notwithstanding the foregoing, the nonforfeitable percentage of each Participant who is a Participant on such Determination Date, or who has terminated employment but has not incurred a Period of Severance equal to at least five consecutive One-Year Breaks in Service as of such Determination Date, shall not be reduced and, with respect to each Participant who has completed five or more years of service with the Employer on such Determination Date, the nonforfeitable percentage of each such Participant shall continue to be determined in accordance with the schedule set forth in Subsection 13.10(C).

         13.11    Qualified Domestic Relations Orders.

                  (A) The prohibitions of Section 13.2 shall not apply to an assignment or alienation of benefits, a distribution of benefits, or the creation or recognition of other rights on behalf of a spouse, former spouse, child, or other dependent (referred to herein as "Alternate Payee") of a Participant pursuant to any Qualified Domestic Relations Order.

                  (B) A "Qualified Domestic Relations Order" shall mean any judgment, decree, or order (including approval of a property settlement agreement) which is made pursuant to a state domestic relations law (including a community property law) and which relates to the provision of child support, alimony payments, or marital property rights of an Alternate Payee.

                  (C) To be qualified, such order must specify the following facts:

                           (1) the name and the last known mailing address (if
                  any) of the Participant, and the name and mailing address of each Alternate Payee covered by the order;

                           (2) the amount or percentage of the Participant's
                  benefits to be paid by the Plan to each such Alternate Payee, or the manner in which such amount or percentage is to be determined;

                           (3) the number of payments or period to which such
                  order applies; and

                           (4) each Plan to which such order applies.

                  (D) Such order must not require a Plan to do the following:

                           (1) provide increased benefits (determined on the
                  basis of actuarial value);

                           (2) pay benefits to an Alternate Payee which are
                 required to be paid to another Alternate Payee under another order previously determined to be a Qualified Domestic Relations Order; or

                           (3) provide any type or form of benefit, or any
                  option, not otherwise provided under the Plan.

                  (E) In the case of any payment before a Participant has separated from service, a domestic relations order shall not be treated as failing to meet the requirements of the preceding Subsection (3) solely because such order requires that payment of benefits be made to an Alternate Payee:

                                    (1) prior to the Participant's "earliest
            retirement age" as such term is defined in section 414(p)(4)(B) of the Code;

                                    (2) as if the Participant had retired on the
            date on which such payment is to begin under such order; and

                                    (3) in any form in which such benefits may
            be paid under the Plan to the Participant.

                  (F) Procedures. The Plan Administrator shall establish reasonable procedures to determine whether domestic relations orders constitute Qualified Domestic Relations Orders, meeting the requirements set out in Subsection 13.10(B) above, and procedures to administer distributions under such orders.

                           (1) The Plan Administrator shall promptly notify the Participant and any Alternate Payee of the receipt of any domestic relations order and advise them of the Plan's procedures for determining the order's qualified status.

                           (2) Within a reasonable time after receiving an order, the Plan Administrator must determine whether it is qualified and then promptly notify the Participant and Alternate Payee(s) of the decision.

                           (3) If there is an issue as to whether an order is qualified, payments which would otherwise be paid under the order shall be deferred while this determination is being made (by the Plan Administrator, by a court of competent jurisdiction, or otherwise). The Plan Administrator shall segregate in a separate account in the Plan or in an escrow account the amounts which would have been payable to the Alternate Payee during such period if the order had been determined to be a Qualified Domestic Relations Order.

                           (4) If within 18 months of deferral of payment the order (or modification thereof) is determined to be a Qualified Domestic Relations Order, the Plan Administrator shall pay the segregated amounts (plus any interest thereon) to the person or persons entitled thereto.

                           (5) If within 18 months of deferral of payments it is determined that the order is not a Qualified Domestic Relations Order, or the issue as to whether such order is a Qualified Domestic Relations Order is not resolved, then the Plan Administrator shall pay the segregated amounts (plus any interest) to the person or persons who should have been entitled to such amounts if there had been no order. Any determination that an order is a Qualified Domestic Relations Order which is made after the close of the 18-month period shall be applied prospectively only. The Plan shall not be liable to the Alternate Payee for payments before the order is determined to be qualified.

                           (6) The Plan Administrator may treat any domestic relations order entered into before January 1, 1985 as a Qualified Domestic Relations Order, even if it does not meet the requirements of Subsections 13.11(B)-(E). The Plan Administrator shall treat any domestic relations order entered into before January 1, 1985 as a Qualified Domestic Relations Order if payments are being made from the Plan pursuant to that order.

                  (G) Forfeitures. Forfeitures are not permitted of amounts which are payable to an Alternate Payee under a Qualified Domestic Relations Order during any period in which the Alternate Payee cannot be located, unless full reinstatement is made when the Alternate Payee is located.

                  (H) Death Benefits. The former spouse of a Participant shall be treated as a surviving spouse for purposes of Section 2.3 to the extent provided in any Qualified Domestic Relations Order.

         13.12 Uniformed Services Employment and Reemployment Rights Act Requirements. Notwithstanding any provision of the Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with section 414(u) of the Code.

         IN WITNESS WHEREOF, the parties hereto have executed this American General Agents' and Managers' Thrift Plan, on this 28th day of June, 2001.


                                  AMERICAN GENERAL CORPORATION



                                    /S/ Gary D. Reddick
                                  ______________________________________________
                                  Gary D. Reddick
                                  Executive Vice President -
                                  Administration and Insurance Operations